Exhibit 4.5

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of July 29, 2005, among TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), TERRA NITROGEN COMPANY, L.P., a Delaware limited partnership (“TNCLP”), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the CREDIT AGREEMENT, dated as of December 21, 2004 (as further amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, TNCLP, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and the Administrative Agent.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower; and

WHEREAS, the Borrower and TNCLP have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

2. Amendments to the Credit Agreement. As of the First Amendment Effective Date (as defined as Section 3), the Credit Agreement is hereby amended as follows:

(a) Amendment to Section 1.1. Section 1.1 of the Credit is hereby amended as follows:

(i) by deleting the definition of “Secured Guarantor” in its entirety and replacing it with the following:

“Secured Guarantor” means TNCLP, TNGP and their respective Domestic Subsidiaries.

(ii) by inserting the following immediately after the definition of “TNCLP Minority Interest Payments”:

“TNGP” means Terra Nitrogen GP Inc., a Delaware corporation.

(iii) by deleting “TNCLP and its Subsidiaries” and replacing it with “TNCLP, TNGP and their respective Subsidiaries” in the definition of “Unsecured Guarantor”

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(b) Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by inserting at the end of such section the following:

(e) For the purposes of this Section 7.11 each reference to Subsidiaries of TNCLP in this Section 7.11 shall be deemed also to include each of the Subsidiaries of TNGP.

(c) Amendment to Section 8.4(f). Section 8.4(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(f) any other Asset Sales (including any disposition of assets to a joint venture by TNCLP or its Subsidiaries) the aggregate Fair Market Value of which shall not at any time exceed $10,000,000 in any Fiscal Year and the sale of the Blytheville terminal

(d) Amendment to Section 8.8. Section 8.8 of the Credit Agreement is hereby amended by inserting at the end of such section the following:

provided, however, that TNC may transfer general partnership interests in TNCLP and the Borrower to TNGP, and, in connection with such transaction, the Borrower may purchase from Terra Capital the promissory note issued by the Borrower to Terra Capital in the face amount of $8,200,000 for $8,200,000 plus accrued interest thereon, and TNCLP and its Subsidiaries may enter into any other transactions in connection with the foregoing.

3. Consent. (a) For purposes of Section 8.10, the Administrative Agent and the Requisite Lenders consent to the transactions described in Section 2(d) of this Amendment.

(b) Pursuant to Section 7.1 of the Pledge and Security Agreement, dated as of December 21, 2004 (the “Security Agreement”), among TNLP, TNCLP, the other parties from time to time party thereto and the Administrative Agent, and Section 11.1 of the Credit Agreement, each Lender hereby consents and authorizes the Administrative Agent to enter into an amendment to the Security Agreement to clarify that the Collateral does not extend to (i) real property or other fixed assets of the Loan Parties or the other Senior Secured Note Collateral (as defined in the Terra Capital Credit Agreement) or (ii) the general partnership interests in TNCLP and the Borrower.

4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective, as of the date hereof, on the date (the “First Amendment Effective Date”) when the following conditions precedent have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received on or before the First Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i) this Amendment, executed by the Borrower, TNCLP, the Administrative Agent and the Lenders constituting the Requisite Lenders;

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(ii) a Joinder Agreement to the Security Agreement, executed by TNGP;

(iii) a Guaranty Supplement, executed by Terra Nitrogen Holdings GP Inc., as an Unsecured Guarantor;

(iv) a Guaranty Supplement, executed by TNGP;

(v) an opinion of Kirkland & Ellis LLP in form and substance satisfactory to the Administrative Agent;

(vi) a consent, executed by each Guarantor in the form attached hereto; and

(vii) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

(b) Past Expenses Paid. The Borrower shall have paid in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.

5. Representations and Warranties. On and as of the date hereof, and as of the First Amendment Effective Date, after giving effect to this Amendment, each of the Borrower and TNCLP hereby represents and warrants to the Lenders as follows:

(a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and

(b) No Default or Event of Default has occurred and is continuing.

6. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.

8. Costs and Expenses. The Borrower and TNCLP agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

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9. Governing Law; Counterparts; Miscellaneous.

(a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(d) From and after the First Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 to the Credit Agreement to be effective for all purposes as of the First Amendment Effective Date.

Borrower

TERRA NITROGEN, LIMITED PARTNERSHIP
BY: TERRA NITROGEN CORPORATION
ITS: GENERAL PARTNER

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

Guarantor

TERRA NITROGEN COMPANY, L.P.
BY: TERRA NITROGEN CORPORATION
ITS: GENERAL PARTNER

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]

Administrative Agent

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

Lenders

CITICORP USA, INC.

By:	/s/ Miles D. McManus
Name:	Miles D. McManus
Title:	Vice President and Director

WELLS FARGO FOOTHILL, INC.

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Wayne D. Hillock
Name:	Wayne D. Hillock
Title:	SVP

CONGRESS FINANCIAL CORP.

By:	/s/ Thomas A. Martin
Name:	Thomas A. Martin
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Glenn Campbell
Name:	Glenn Campbell
Title:	Duly Authorized Signatory

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Thomas J. Evans
Name:	Thomas J. Evans
Title:	Senior Associate

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]

CONSENT OF GUARANTORS

Dated as of July 29, 2005

Each of the undersigned companies, as a Guarantor under the Guaranty dated December 21, 2004 (the “Guaranty”) in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

[Signature pages follow]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA NITROGEN, LIMITED PARTNERSHIP
BY: TERRA NITROGEN CORPORATION
ITS: GENERAL PARTNER

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA NITROGEN COMPANY, L.P.
BY: TERRA NITROGEN CORPORATION
ITS: GENERAL PARTNER

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORPORATION (F/K/A MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A MISSISSIPPI NITROGEN, INC.)
MISSCHEM NITROGEN, L.L.C.
TERRA HOUSTON AMMONIA, INC. (F/K/A MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
MELAMINE CHEMICALS, INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]

TERRA (U.K.) HOLDINGS INC.

By:	/s/ W. Mark Rosenbury
Name:	W. Mark Rosenbury
Title:	Director-

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TNLP CREDIT AGREEMENT]